Exhibit 4.2

BARCLAYS PLC,

Issuer

TO

THE BANK OF NEW YORK MELLON, ACTING THROUGH ITS LONDON BRANCH,

Trustee

DATED SUBORDINATED DEBT SECURITIES INDENTURE

Dated as of [    ], 20[    ]

BARCLAYS PLC

Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Dated Subordinated Debt Securities Indenture, dated as of [    ], 20[    ].

Trust Indenture Act Section		Dated Subordinated Debt Securities Indenture Section

§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.08 6.10
§311	(a)	6.13
	(b)	6.13
§312	(a)	7.01 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06,7.03(a)
	(d)	7.03(b)
§314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01, 6.03
	(b)	6.02
	(c)	5.05, 6.01
	(d)(1)	6.01, 6.03
	(d)(2)	6.01, 6.03
	(e)	5.15
§316	(a)(1)(A)	5.08, 5.13
	(a)(1)(B)	5.14
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.09
§317	(a)(1)	5.03
	(a)(2)	5.05
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Dated Subordinated Debt Securities Indenture.

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-ii-

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Article 14
Subsequent Holders’ Agreement
Section 14.01	Subsequent Holders’ Agreement.	66

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DATED SUBORDINATED DEBT SECURITIES INDENTURE, dated as of [    ], 20[    ], between BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom and THE BANK OF NEW YORK MELLON ACTING THROUGH ITS LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Dated Subordinated Debt Securities Indenture to provide for the issuance from time to time of its Dated Subordinated Debt Securities (herein called the “Dated Subordinated Debt Securities”), to be issued in one or more series as in this Dated Subordinated Debt Securities Indenture provided.

All things necessary to make this Dated Subordinated Debt Securities Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS DATED SUBORDINATED DEBT SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Dated Subordinated Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Dated Subordinated Debt Securities and holders of Coupons, if any, as follows:

Article 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions. For all purposes of this Dated Subordinated Debt Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date of such computation and as applied by the Company; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Dated Subordinated Debt Securities Indenture as a whole and not to any particular Article, Section or other subdivision.

1

Certain terms may be defined when first used.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” has the meaning specified in Section 10.04(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” has the meaning specified in Section 10.04(c).

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Dated Subordinated Debt Securities of one or more series.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five (5) days in each calendar week and of general circulation in the place in connection with which the term is used, which, in the United Kingdom, will be The Financial Times of London, if practicable, and which, in the United States, will be The Wall Street Journal, if practicable, and if it shall be impracticable to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given as determined by the Trustee.

“Authorized Officer” means any Director, any officer of the Company for the time being holding the office of Chief Executive Officer, Group Finance Director or Barclays Treasurer or any Managing Director (or person with similar title and status) in Barclays Treasury (or successor department).

“Beneficial Owners” shall mean (a) with respect to Global Securities of a series, the beneficial owners of the relevant Dated Subordinated Debt Securities of such series and (b) with respect to the relevant definitive Dated Subordinated Debt Securities of a series, the Holders in whose names the relevant Dated Subordinated Debt Securities of such series are registered in the Dated Subordinated Debt Security Register.

“Board of Directors” means either the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Company, which board of directors or committee may, to the extent permitted by applicable law, delegate its authority.

“Board Resolution” means a copy of a resolution certified by a Company Secretary or by a Director, Associate Director or Manager (or any other person with similar title and status) of Barclays Corporate Secretariat (or any successor department thereto), or by such other person authorized or duly appointed by the Board of Directors, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, with respect to any Place of Payment, except as may otherwise be provided in the form of Dated Subordinated Debt Securities of any particular series, any weekday other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, The City of New York, United States or in that Place of Payment.

“Calculation Agent” means the Person, if any, authorized by the Company to calculate the interest rate or other amounts from time to time in relation to any series of Dated Subordinated Debt Securities.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity of credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Company may be organized or domiciled) and applicable to the Group.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Companies Act 2006” means the Companies Act 2006 of England and Wales, as amended, and any successor thereto.

“Company” means the Person named as the “Company” in the first paragraph of this Dated Subordinated Debt Securities Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Dated Subordinated Debt Securities Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by any Authorized Officer or any Director or Vice President in the Capital Markets Execution section (or any successor section thereto) of Barclays Treasury (or any other person with similar title and status), and delivered to the Trustee.

“Corporate Trust Office” means the Corporate Trust Office referenced in the applicable indenture supplemental hereto establishing the terms of the Dated Subordinated Debt Securities of a series in which the Trustee’s corporate trust business is principally administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

The term “corporation” includes corporations, associations, companies and business trusts.

“Coupon” or “Coupons” means any interest coupon or coupons, as the case may be, appertaining to any Dated Subordinated Debt Securities and includes any talons for further interest coupons.

“Dated Subordinated Debt Securities” has the meaning set forth in the recitals of the Company herein and more particularly means any series of Dated Subordinated Debt Securities issued, authenticated and delivered under this Dated Subordinated Debt Securities Indenture.

“Dated Subordinated Debt Securities Indenture” or “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Dated Subordinated Debt Securities established pursuant to Section 3.01.

“Dated Subordinated Debt Security” means one of the Dated Subordinated Debt Securities.

“Dated Subordinated Debt Security Register” and “Dated Subordinated Debt Security Registrar” have the respective meanings specified in Section 3.05.

“Delegated Person Resolution” means a copy of a resolution or decision certified by a Company Secretary or by a Director, Associate Director or Manager (or any other person with similar title and status) of Barclays Corporate Secretariat (or any successor department thereto), or by such other person authorized or duly appointed by the Board of Directors, to have been duly adopted by a duly authorized person or committee in accordance with the delegation of authorities granted by the Board of Directors in effect from time to time and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Depositary” means, with respect to Dated Subordinated Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Dated Subordinated Debt Securities as contemplated by Section 3.01.

“Dollar” or “$” or any similar reference means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company (or any successor clearing system) or its nominee.

“Euro” or “€ ” or any similar reference means the single currency of the participating member states in the Third Stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time), and as defined in Article 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the Euro, as amended.

“Event of Default” has the meaning specified in Section 5.04(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, at the date as of which this instrument was executed; provided, however, that in the event the United States Securities Exchange Act of 1934 is amended after such date, “Exchange Act” means, to the extent required by any such amendment, the United States Securities Exchange Act of 1934 as so amended.

“FATCA Withholding Tax” has the meaning specified in Section 10.04(b).

“Foreign Currency” means a currency issued by the government of any country other than the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Global Security” means with respect to Dated Subordinated Debt Securities issued in registered form, a global certificate evidencing all or part of a series of Dated Subordinated Debt Securities, authenticated and delivered to the Depositary and registered in the name of the Depositary or its nominee.

“Group” means the Company (or any successor entity) and its consolidated subsidiaries.

“Holder” means a Person in whose name a registered Dated Subordinated Debt Security in global or definitive form is registered in the Dated Subordinated Debt Security Register.

“Interest Payment Date”, when used with respect to any Dated Subordinated Debt Security, means the Stated Maturity of any installment of interest on such Dated Subordinated Debt Security.

“Investment Company Act” means the U.S. Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Junior Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the instrument establishing the terms of such series of Dated Subordinated Debt Securities, pursuant to Section 3.01.

“Maturity”, when used with respect to any Dated Subordinated Debt Security, means the date, if any, on which the principal of such Dated Subordinated Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by call for redemption, winding up of the Company or otherwise.

“Monetary Judgment” has the meaning specified in Section 5.03.

“Non-Payment Event” has the meaning specified in Section 5.02.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by any Authorized Officer or any Director or Vice President in the Capital Markets Execution section (or any successor section thereto) of Barclays Treasury (or any other person with similar title and status).

“Opinion of Counsel” means a written opinion of legal advisors, who may be legal advisors for the Company or other legal advisors, such opinion to be acceptable to the Trustee.

“Ordinary Shares” means the fully paid ordinary shares in the capital of the Company.

“Outstanding”, when used with respect to Dated Subordinated Debt Securities or any series of Dated Subordinated Debt Securities means, as of the date of determination, all Dated Subordinated Debt Securities or all Dated Subordinated Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Dated Subordinated Debt Securities Indenture, except:

(i) Dated Subordinated Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Dated Subordinated Debt Securities, or portions thereof, for whose payment or redemption money in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Dated Subordinated Debt Securities; provided, that, if such Dated Subordinated Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Dated Subordinated Debt Securities Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Dated Subordinated Debt Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Dated Subordinated Debt Securities have been authenticated and delivered pursuant to this Dated Subordinated Debt Securities Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Dated Subordinated Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Dated Subordinated Debt Security denominated in a Foreign Currency shall be the Dollar equivalent, determined in the manner provided as contemplated by Section 3.01 on the date of original issuance of such Dated Subordinated Debt Security, of the principal amount of such Dated Subordinated Debt Security; and (ii) Dated Subordinated Debt Securities beneficially owned by the Company or any other obligor upon the Dated Subordinated Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Dated Subordinated Debt Securities which the Trustee knows to be so beneficially owned shall be so disregarded; provided further, however, that Dated Subordinated Debt Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Dated Subordinated Debt Securities and that the pledgee is not the Company or any other obligor upon the Dated Subordinated Debt Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Dated Subordinated Debt Securities on behalf of the Company.

“Parity Obligations” with respect to a particular series of Dated Subordinated Debt Securities, shall have the meaning set forth in the instrument establishing the terms of such series of Dated Subordinated Debt Securities, pursuant to Section 3.01.

“Performance Obligation” has the meaning specified in Section 5.03.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Dated Subordinated Debt Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Dated Subordinated Debt Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“Predecessor Dated Subordinated Security” of any particular Dated Subordinated Debt Security means every previous Dated Subordinated Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Dated Subordinated Debt Security; and, for the purposes of this definition, any Dated Subordinated Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Dated Subordinated Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Dated Subordinated Debt Security.

“PRA” means the Prudential Regulation Authority of the United Kingdom or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, such other jurisdiction) having primary responsibility for the prudential supervision of the Company.

“Redemption Date”, when used with respect to any Dated Subordinated Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Dated Subordinated Debt Securities Indenture.

“Redemption Price”, when used with respect to any Dated Subordinated Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Dated Subordinated Debt Securities Indenture.

“Regular Record Date” for any interest payable on any Interest Payment Date on registered Dated Subordinated Debt Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Relevant U.K. Resolution Authority” has the meaning set forth in the definition of U.K. Bail-in Power.

“Responsible Officer”, when used with respect to the Trustee, means, any officer assigned to the Corporate Trust Administration Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Dated Subordinated Debt Securities Indenture, and for the purposes of Section 6.01(d)(ii) and Section 6.02 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Senior Creditors” with respect to a particular series of Dated Subordinated Debt Securities, means creditors of the Company (i) who are unsubordinated creditors; or (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Company or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the Holders of the Dated Subordinated Debt Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations.

“Shareholders” means the holders of Ordinary Shares.

“Stated Maturity”, when used with respect to any Dated Subordinated Debt Security or any installment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Dated Subordinated Debt Security or in the relevant Coupon, if any, appertaining thereto as the fixed date on which the principal of such Dated Subordinated Debt Security or such installment of interest is due and payable.

“Subsidiary” has the meaning attributed thereto by Section 1159 of the Companies Act 2006.

“Taxes” has the meaning specified in Section 10.04.

“Tax Event” has the meaning specified in Section 11.09.

“Taxing Jurisdiction” has the meaning specified in Section 10.04.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Dated Subordinated Debt Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Dated Subordinated Debt Securities of any series shall mean the Trustee with respect to the Dated Subordinated Debt Securities of such series.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“U.K. Bail-in Power” means any write-down, conversion, transfer, modification and/or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of any applicable European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms, and/or within the context of a U.K. resolution regime under the U.K. Banking Act 2009, as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “Relevant U.K. Resolution Authority” is to any authority with the ability to exercise a U.K. Bail-in Power).

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States of America” means the United States of America and, except in the case of Section 6.09 and Section 6.14, its territories and possessions.

“Vice President”, when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Winding-Up Event” has the meaning specified in Section 5.01.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Dated Subordinated Debt Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Dated Subordinated Debt Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Dated Subordinated Debt Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Dated Subordinated Debt Securities Indenture shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Dated Subordinated Debt Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Dated Subordinated Debt Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Dated Subordinated Debt Securities Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) If the Company shall solicit from the Holders of Dated Subordinated Debt Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, Delegated Person Resolution or other means, fix in advance a record date for purposes of determining the identity of Holders of registered Dated Subordinated Debt Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Holders of registered Dated Subordinated Debt Securities of record at the close of business on such record date shall be deemed to be Holders of registered Dated Subordinated Debt Securities for the purpose of determining whether Holders of the requisite proportion of Dated Subordinated Debt Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the registered Dated Subordinated Debt Securities of such series Outstanding shall be computed as of such record date.

(d) The ownership of registered Dated Subordinated Debt Securities shall be proved by the Dated Subordinated Debt Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Dated Subordinated Debt Security shall bind every future Holder of the same Dated Subordinated Debt Security and the Holder of every Dated Subordinated Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Dated Subordinated Debt Security or such other Dated Subordinated Debt Security.

Section 1.05 Notices, etc. to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Dated Subordinated Debt Securities Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to the Trustee at its Corporate Trust Office, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, addressed to it at the address of its registered office specified in the first paragraph of this Dated Subordinated Debt Securities Indenture (unless another address has been previously furnished in writing to the Trustee by the Company, in which case at the last such address).

The Trustee agrees to accept and act upon instructions or directions pursuant to this Dated Subordinated Debt Securities Indenture sent by unsecured e-mail, Portable Document Format (PDF), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received from the Company an incumbency certificate listing persons designated to give such instructions or directions and containing the titles and specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06 Notice to Holders; Waiver. When this Dated Subordinated Debt Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided), in the case of Global Securities, if given in accordance with the applicable procedures of the Depositary or, in the case of all Dated Subordinated Debt Securities, if given in writing and mailed, first-class postage prepaid, to each Holder of a registered Dated Subordinated Debt Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a) of this Dated Subordinated Debt Securities Indenture, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

For so long as the Dated Subordinated Debt Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Depositary for such Dated Subordinated Debt Security (or its designee).

When notice to Holders of registered Dated Subordinated Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Dated Subordinated Debt Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be determined by the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Dated Subordinated Debt Securities Indenture, the latter provision shall control. If any provision of this Dated Subordinated Debt Securities Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Dated Subordinated Debt Securities Indenture as so modified or to be excluded, as the case may be. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Dated Subordinated Debt Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Dated Subordinated Debt Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 9.01 to change or eliminate (in whole or in part) such provision or limitation of this Dated Subordinated Debt Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 9) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(1), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(1)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Dated Subordinated Debt Securities Indenture was executed may be so changed or eliminated.

Section 1.08 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns. All covenants and agreements in this Dated Subordinated Debt Securities Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Dated Subordinated Debt Securities Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause. In case any provision in this Dated Subordinated Debt Securities Indenture or in the Dated Subordinated Debt Securities or the Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Dated Subordinated Debt Securities Indenture. Nothing in this Dated Subordinated Debt Securities Indenture or in the Dated Subordinated Debt Securities or the Coupons, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Dated Subordinated Debt Securities or the holders of Coupons, any benefit or any legal or equitable right, remedy or claim under this Dated Subordinated Debt Securities Indenture.

Section 1.12 Governing Law. This Dated Subordinated Debt Securities Indenture and the Dated Subordinated Debt Securities and the Coupons shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions set forth in Section 5.04(d) and the subordination provisions set forth in Article 12 and any additional or alternative subordination provisions and/or waiver of set-off provisions applicable to the Dated Subordinated Debt Securities and the Coupons of a series pursuant to Section 3.01 hereof, which shall be governed by and construed in accordance with English law, and except that the authorization and execution of this Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities and the Coupons shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 1.13 Saturdays, Sundays and Legal Holidays. The terms of the Dated Subordinated Debt Securities (and Coupons, if any) shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity, of a Dated Subordinated Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities or Coupons other than a provision in the Dated Subordinated Debt Securities or Coupons that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any, or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Dated Subordinated Debt Security or Coupon) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be and provided, further, that if such next succeeding Business Day at any Place of Payment would fall in the succeeding Financial Year (as defined by reference to Section 390 of the Companies Act 2006) of the Company, payment may be made in full on the immediately preceding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be.

Section 1.14 Appointment of Agent for Service. By the execution and delivery of this Dated Subordinated Debt Securities Indenture, the Company hereby designates Barclays Bank PLC (New York Branch), 745 Seventh Avenue, New York, New York 10019, Attention: General Counsel as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Dated Subordinated Debt Securities, the Coupons or this Dated Subordinated Debt Securities Indenture, but for that purpose only, and agrees that service of process upon said agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable so long as any of the Dated Subordinated Debt Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the Dated Subordinated Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 1.15 Calculation Agent. If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Dated Subordinated Debt Securities, any determination of the interest rate on, or other amounts in relation to, such series of Dated Subordinated Debt Securities in accordance with the terms of such series of Dated Subordinated Debt Securities by such Calculation Agent shall (in the absence of manifest error) be binding on the Company, the Trustee, all Holders and all holders of Coupons and (in the absence of manifest error) no liability to the Holders or holders of Coupons shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A DATED SUBORDINATED DEBT SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DATED SUBORDINATED DEBT SECURITIES INDENTURE, THE DATED SUBORDINATED DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article 2

DATED SUBORDINATED DEBT SECURITY FORMS

Section 2.01 Forms Generally. The Dated Subordinated Debt Securities of each series and the Coupons, if any, to be attached thereto shall be in such forms as shall be established by, or pursuant to, a Board Resolution or Delegated Person Resolution, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Dated Subordinated Debt Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Dated Subordinated Debt Securities and Coupons, all as evidenced by any such execution; provided, however, that such Dated Subordinated Debt Securities and Coupons shall have endorsed thereon a statement in the following form or in substantially the following form:

“The rights of the Holder and Beneficial Owner of this Dated Subordinated Debt Security/Coupon are, to the extent and in the manner set forth in Section 12.01 of the Dated Subordinated Debt Securities Indenture and/or in the instrument that establishes the terms of this Dated Subordinated Debt Security/Coupon, subordinated to the claims of other creditors of the Company, and this Dated Subordinated Debt Security/Coupon is issued subject to the provisions of that Section 12.01 and/or in the instrument that establishes the terms of this Dated Subordinated Debt Security/Coupon, and the Holder and Beneficial Owner of this Dated Subordinated Debt Security/Coupon, by accepting the same, agrees to and shall be bound by such provisions. Such provisions and the terms of this paragraph are governed by, and shall be construed in accordance with, English law.

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Dated Subordinated Debt Securities, by acquiring the Dated Subordinated Debt Securities, each Holder and Beneficial Owner of the Dated Subordinated Debt Securities acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority and the provisions set forth in Article 13 of the Dated Subordinated Debt Securities Indenture.

Each Holder and Beneficial Owner of the Dated Subordinated Debt Securities that acquires the Dated Subordinated Debt Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions set forth in the Dated Subordinated Debt Securities and the Dated Subordinated Debt Securities Indenture to the same extent as the Holders and Beneficial Owners of the Dated Subordinated Debt Securities that acquire the Dated Subordinated Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Dated Subordinated Debt Securities, including in relation to the provisions contained in Section 5.03, Section 5.04(d), Section 12.01 and Section 13.01 of the Dated Subordinated Debt Securities Indenture.”

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.14.

The definitive Dated Subordinated Debt Securities and Coupons shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Dated Subordinated Debt Securities may be listed, all as determined by the officers executing such Dated Subordinated Debt Securities, as evidenced by their execution thereof.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Dated Subordinated Debt Securities of the series designated herein referred to in the within-mentioned Dated Subordinated Debt Securities Indenture.

Date:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Article 3

THE DATED SUBORDINATED DEBT SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Dated Subordinated Debt Securities which may be authenticated and delivered under this Dated Subordinated Debt Securities Indenture is unlimited. The Dated Subordinated Debt Securities may be issued in one or more series.

There shall be established by, or pursuant to, a Board Resolution or Delegated Person Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Dated Subordinated Debt Securities of any series,

(a) the title of the Dated Subordinated Debt Securities of the series (which shall distinguish the Dated Subordinated Debt Securities of the series from all other Dated Subordinated Debt Securities);

(b) any limit upon the aggregate principal amount of the Dated Subordinated Debt Securities of the series that may be authenticated and delivered under this Dated Subordinated Debt Securities Indenture (except for Dated Subordinated Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Dated Subordinated Debt Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06 or Section 11.07 and except for any Dated Subordinated Debt Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Dated Subordinated Debt Security of the series shall be payable, if other than the person in whose name that Dated Subordinated Debt Security (or one or more Predecessor Dated Subordinated Debt Securities) is registered at the close of business on the Regular Record Date for that interest;

(d) the date or dates on which the principal of (and premium, if any, on) the Dated Subordinated Debt Securities of the series is payable;

(e) under what conditions, if any, the Company may be substituted as the issuer of the Dated Subordinated Debt Securities of the series (including pursuant to Article 8);

(f) the ranking of the Dated Subordinated Debt Securities of the series relative to the debt and equity issued by the Company, including to what extent it may rank junior in right of payment to other of the Company’s obligations or in any other manner, if different from the ranking set forth in this Dated Subordinated Debt Securities Indenture;

(g) the rate or rates, if any, at which the Dated Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates, if any, from which such interest, if any, may accrue, the Interest Payment Dates on which such interest, if any, may be payable or the manner of determination of such Interest Payment Dates and, in the case of registered Dated Subordinated Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

(h) whether any premium, upon redemption or otherwise, shall be payable by the Company on Dated Subordinated Debt Securities of the series;

(i) provisions, if any, for the discharge and defeasance of Dated Subordinated Debt Securities of the series;

(j) any additional condition to which payment of any principal of (or premium, if any) or interest on Dated Subordinated Debt Securities of the series will be subject;

(k) the place or places where the principal of (and premium, if any) and any interest on Dated Subordinated Debt Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Dated Subordinated Debt Securities of such series, at least one of which Paying Agents shall have an office or agency in the Borough of Manhattan, The City of New York, United States or the City of London, United Kingdom;

(l) other than with respect to any redemption of the Dated Subordinated Debt Securities pursuant to any provisions of Section 11.08 and Section 11.09 (unless it is established pursuant to this Section 3.01 that all or part of Section 11.08 and/or Section 11.09 shall not apply to a particular series of Dated Subordinated Debt Securities), whether or not such series of Dated Subordinated Debt Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, any longer or shorter notice period than the one referred to in this Dated Subordinated Debt Securities Indenture, the period or periods within which, the price or prices at which and the terms and conditions upon which, Dated Subordinated Debt Securities of the series may be redeemed, including the date or period referred to in Section 11.08;

(m) if there are any conditions on the Company repurchasing the Dated Subordinated Debt Securities of the series, such conditions;

(n) the obligation, if any, of the Company to redeem or purchase Dated Subordinated Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Dated Subordinated Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(o) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Dated Subordinated Debt Securities of the series in each applicable form shall be issuable;

(p) if other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Dated Subordinated Debt Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof pursuant to Section 5.01 or Section 5.02, upon redemption of Dated Subordinated Debt Securities of any series which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.05;

(q) whether Additional Amounts, pursuant to Section 10.04, will not be payable by the Company;

(r) whether the Dated Subordinated Debt Securities of the series will be issued in registered form or in bearer form or both and, if bearer securities will be issued, whether or not the Dated Subordinated Debt Securities will be issued with Coupons attached and any other provisions related to bearer securities, whether a Global Security will initially be executed and delivered, whether registered Dated Subordinated Debt Securities of the series may be exchanged for bearer Dated Subordinated Debt Securities of the series and vice versa, and the circumstances under which any such exchanges, if permitted, may be made and whether any restrictions will be applicable to the offer, sale or delivery of bearer or registered Dated Subordinated Debt Securities;

(s) if other than Dollars, provisions, if any, for the Dated Subordinated Debt Securities of the series to be denominated, and payments thereon to be made, in Euro or Foreign Currencies and specifying the manner and place of payment thereon and any other terms with respect thereto and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 1.01;

(t) if other than the currency in which the Dated Subordinated Debt Securities of that series are denominated, the currency in which payment of the principal of (and premium, if any) or interest, if any, on the Dated Subordinated Debt Securities of such series shall be payable;

(u) if the principal of (and premium, if any) or interest, if any, on the Dated Subordinated Debt Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Dated Subordinated Debt Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(v) whether the Dated Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Dated Subordinated Debt Securities;

(w) if the Dated Subordinated Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Dated Subordinated Debt Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(x) if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Dated Subordinated Debt Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(y) the terms, if any, on which such Dated Subordinated Debt Securities may or shall be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company or another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such Dated Subordinated Debt Securities may or shall be so converted or exchanged;

(z) any other Events of Default or other category of default or covenants with respect to the Dated Subordinated Debt Securities of such series and, if other than as specified in this Dated Subordinated Debt Securities Indenture, the terms thereof;

(aa) the extent to which holders of the Dated Subordinated Debt Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Dated Subordinated Debt Securities, if different from the waiver of set-off provisions in this Dated Subordinated Debt Securities Indenture;

(bb) the forms of Dated Subordinated Debt Securities of the series and any Coupons appertaining thereto;

(cc) any applicable additional or alternative provision or provisions related to the U.K. Bail-in Power; and

(dd) any other terms of the series (which terms shall not be inconsistent with the provisions of this Dated Subordinated Debt Securities Indenture, except as permitted by Section 9.01(d)).

All Dated Subordinated Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in any indenture supplemental hereto.

If the forms of Dated Subordinated Debt Securities of any series and any Coupons to be attached thereto, or any of the terms thereof, are established by action taken by, or pursuant to, the Board of Directors of the Company or delegates thereof, copies of the Board Resolutions or Delegated Person Resolution, as applicable, in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Dated Subordinated Debt Securities.

Section 3.02 Denominations. The Dated Subordinated Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to the Dated Subordinated Debt Securities of any series, the Dated Subordinated Debt Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. The Dated Subordinated Debt Securities and any Coupons shall be executed on behalf of the Company by any two of the following: any of its Authorized Officers or any Director or Vice President in the Capital Markets Execution section (or any successor section thereto) of Barclays Treasury. The signature of any of these officers on the Dated Subordinated Debt Securities or the Coupons may be manual or facsimile. Dated Subordinated Debt Securities or Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Dated Subordinated Debt Securities or Coupons.

At any time and from time to time after the execution and delivery of this Dated Subordinated Debt Securities Indenture, the Company may deliver Dated Subordinated Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Dated Subordinated Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Dated Subordinated Debt Securities. In authenticating such Dated Subordinated Debt Securities and accepting the additional responsibilities under this Dated Subordinated Debt Securities Indenture in relation to such Dated Subordinated Debt Securities the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that the form and terms thereof have been established in conformity with the provisions of this Dated Subordinated Debt Securities Indenture, and complying with Section 1.02.

The Trustee shall not be required to authenticate such Dated Subordinated Debt Securities if the issue of such Dated Subordinated Debt Securities pursuant to this Dated Subordinated Debt Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Dated Subordinated Debt Securities or any Coupons and this Dated Subordinated Debt Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each registered Dated Subordinated Debt Security shall be dated the date of its authentication.

No Dated Subordinated Debt Security or Coupon appertaining thereto shall be entitled to any benefit under this Dated Subordinated Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Dated Subordinated Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Dated Subordinated Debt Security shall be conclusive evidence, and the only evidence, that such Dated Subordinated Debt Security has been duly authenticated and delivered hereunder and that such Dated Subordinated Debt Security or Coupon is entitled to the benefits of this Dated Subordinated Debt Securities Indenture. Notwithstanding the foregoing, if any Dated Subordinated Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Dated Subordinated Debt Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Dated Subordinated Debt Securities Indenture such Dated Subordinated Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Dated Subordinated Debt Securities Indenture.

Section 3.04 Temporary Dated Subordinated Debt Securities. Pending the preparation of definitive Dated Subordinated Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Dated Subordinated Debt Securities substantially of the tenor of the definitive Dated Subordinated Debt Securities in lieu of which they are issued, which Dated Subordinated Debt Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Dated Subordinated Debt Securities may be issued as registered Dated Subordinated Debt Securities in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Dated Subordinated Debt Securities may determine, all as evidenced by such execution.

If temporary Dated Subordinated Debt Securities of any series are issued, the Company will cause, if so required by the terms of such temporary Dated Subordinated Debt Securities, definitive Dated Subordinated Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Dated Subordinated Debt Securities of such series, the temporary Dated Subordinated Debt Securities of such series shall be exchangeable for definitive Dated Subordinated Debt Securities of such series containing identical terms and provisions upon surrender of the temporary Dated Subordinated Debt Securities of such series (including any and all unmatured Coupons or matured Coupons in default attached thereto) at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Dated Subordinated Debt Securities of any series the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Dated Subordinated Debt Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Dated Subordinated Debt Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Dated Subordinated Debt Securities Indenture as definitive Dated Subordinated Debt Securities of such series.

Section 3.05 Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Dated Subordinated Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Dated Subordinated Debt Securities and of transfers of Dated Subordinated Debt Securities. The Trustee is hereby appointed “Dated Subordinated Debt Security Registrar” for the purpose of registering Dated Subordinated Debt Securities and transfers of Dated Subordinated Debt Securities as herein provided.

Upon surrender for registration of transfer of any Dated Subordinated Debt Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Dated Subordinated Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Dated Subordinated Debt Securities of any series may be exchanged for other Dated Subordinated Debt Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount upon surrender of the Dated Subordinated Debt Securities to be exchanged at such office or agency. Whenever any Dated Subordinated Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Dated Subordinated Debt Securities which the Holder making the exchange is entitled to receive.

All Dated Subordinated Debt Securities issued upon any registration of transfer or exchange of Dated Subordinated Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Dated Subordinated Debt Securities Indenture, as the Dated Subordinated Debt Securities surrendered upon such registration of transfer or exchange.

Every Dated Subordinated Debt Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Dated Subordinated Debt Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Dated Subordinated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Dated Subordinated Debt Securities, other than exchanges pursuant to Section 3.04, Section 9.06 or Section 11.07 not involving any transfer.

If the Dated Subordinated Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Dated Subordinated Debt Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of any such Dated Subordinated Debt Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Dated Subordinated Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Dated Subordinated Debt Security being redeemed in part.

(b) Except as otherwise specified pursuant to Section 3.01, registered Dated Subordinated Debt Securities of any series may be exchanged for a like aggregate principal amount of registered Dated Subordinated Debt Securities of such series of other authorized denominations containing identical terms and provisions. Dated Subordinated Debt Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Dated Subordinated Debt Security or Dated Subordinated Debt Securities of the same series which the Holder making the exchange shall be entitled to receive.

(c) The provisions of this Section 3.05(c) shall apply only to Global Securities unless otherwise specified as contemplated by Section 3.01:

(i) Each Global Security authenticated under this Dated Subordinated Debt Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Dated Subordinated Debt Security for all purposes of this Dated Subordinated Debt Securities Indenture.

(ii) Notwithstanding any other provision in this Dated Subordinated Debt Securities Indenture, no Global Security may be exchanged in whole or in part for Dated Subordinated Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing a Winding-Up Event with respect to such Global Security, (C) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Dated Subordinated Debt Securities of that series in registered form or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(iii) Subject to clause (ii) above, any exchange of a Global Security for other Dated Subordinated Debt Securities may be made in whole or in part, and all Dated Subordinated Debt Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(iv) Every Dated Subordinated Debt Security authenticated and made available for delivery upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section 3.05 and Section 3.04, Section 3.06, Section 9.06 or Section 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Dated Subordinated Debt Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Section 3.06 Mutilated, Destroyed, Lost and Stolen Dated Subordinated Debt Securities. If any mutilated Dated Subordinated Debt Security or Coupon (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Dated Subordinated Debt Security, authenticate and deliver, or in the case of a Coupon deliver, in exchange therefor a new Dated Subordinated Debt Security or Coupon of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Dated Subordinated Debt Security (including any Global Security) or Coupon and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Dated Subordinated Debt Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, or in the case of a Coupon deliver, in lieu of any such destroyed, lost or stolen Dated Subordinated Debt Security or Coupon a new Dated Subordinated Debt Security or Coupon of the same series containing identical terms and provisions and of the amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Dated Subordinated Debt Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Dated Subordinated Debt Security or Coupon, pay such Dated Subordinated Debt Security or Coupon.

Upon the issuance of any new Dated Subordinated Debt Security or Coupon under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Dated Subordinated Debt Security or Coupon of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Dated Subordinated Debt Security or Coupon shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Dated Subordinated Debt Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Dated Subordinated Debt Securities Indenture equally and proportionately with any and all other Dated Subordinated Debt Securities and Coupons of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Dated Subordinated Debt Securities or Coupons.

Section 3.07 Payment; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, interest, if any, on any Dated Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Dated Subordinated Debt Securities, to the Person in whose name that Dated Subordinated Debt Security (or one or more Predecessor Dated Subordinated Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Company designated pursuant to Section 3.01 by wire transfer of same-day funds to the Holder.

In the case of registered Dated Subordinated Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by wire transfer of same-day funds to a Dollar account maintained by the payee with, a bank in The City of New York.

In the case of registered Dated Subordinated Debt Securities where payment is to be made in a Foreign Currency or Euro, payment will be made as established pursuant to Section 3.01.

Subject to the foregoing provisions of this Section, each Dated Subordinated Debt Security delivered under this Dated Subordinated Debt Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Dated Subordinated Debt Security shall carry the rights to interest accrued but unpaid, and to accrue, which were carried by such other Dated Subordinated Debt Security.

Section 3.08 Persons Deemed Owners. Prior to due presentment of a registered Dated Subordinated Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Dated Subordinated Debt Security is registered as the owner of such Dated Subordinated Debt Security for the purpose of receiving (subject to Section 3.07) payment of principal of (and premium, if any) and interest, if any, on such Dated Subordinated Debt Security and for all other purposes whatsoever, whether or not such Dated Subordinated Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09 Cancellation. All Dated Subordinated Debt Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Dated Subordinated Debt Securities previously authenticated and delivered hereunder and Coupons which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Dated Subordinated Debt Securities previously authenticated hereunder and Coupons which the Company has not issued and sold, and all Dated Subordinated Debt Securities and Coupons so delivered shall be promptly cancelled by the Trustee. No Dated Subordinated Debt Securities shall be authenticated in lieu of or in exchange for any Dated Subordinated Debt Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Dated Subordinated Debt Securities of any series or pursuant to the provisions of this Dated Subordinated Debt Securities Indenture. The Trustee shall deliver to the Company all cancelled Dated Subordinated Debt Securities and Coupons held by the Trustee.

Section 3.10 Computation of Interest. Payments of interest on the Dated Subordinated Debt Securities of each series shall be computed on the applicable basis set forth pursuant to Section 3.01 for Dated Subordinated Debt Securities for such series.

Section 3.11 CUSIP Numbers. The Company in issuing the Dated Subordinated Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Dated Subordinated Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Dated Subordinated Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Article 4

SATISFACTION AND DISCHARGE

Section 4.01 Satisfaction and Discharge of Dated Subordinated Debt Securities Indenture. This Dated Subordinated Debt Securities Indenture shall upon Company Request cease to be of further effect with respect to Dated Subordinated Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Dated Subordinated Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Dated Subordinated Debt Securities Indenture with respect to the Dated Subordinated Debt Securities of such series when

(a) either:

(i) all Dated Subordinated Debt Securities of such series theretofore authenticated and delivered and all Coupons, if any, appertaining thereto (other than (x) Dated Subordinated Debt Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (y) Dated Subordinated Debt Securities or Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all Dated Subordinated Debt Securities and Coupons referred to in clause (i) above not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash sufficient to pay and discharge all claims with respect to such Dated Subordinated Debt Securities and Coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued interest, if any, to the date of such deposit (in the case of Dated Subordinated Debt Securities and Coupons which have become due and payable);

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Dated Subordinated Debt Securities of such series; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Dated Subordinated Debt Securities Indenture with respect to the Dated Subordinated Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Dated Subordinated Debt Securities Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if cash shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash shall be applied by it, in accordance with the provisions of the Dated Subordinated Debt Securities of such series, any Coupons appertaining thereto and this Dated Subordinated Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash have been deposited with the Trustee.

Article 5

REMEDIES

Section 5.01 Winding-Up Event. (a) A “Winding-Up Event”, whenever used herein with respect to a particular series of Dated Subordinated Debt Securities, shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the winding-up of the Company which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Shareholders of the Company adopt an effective resolution for the winding-up of the Company (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

(b) If a Winding-Up Event occurs, subject to the subordination provisions of Article 12 and any subordination provisions in any supplemental indenture hereto, the outstanding principal amount of the relevant series of Dated Subordinated Debt Securities, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

Section 5.02 Non-Payment Event. If the Company fails to pay any amount that has become due and payable under the Dated Subordinated Debt Securities of relevant series and such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.

Section 5.03 Limited Remedies for Breach of Obligations (Other than Non-Payment). In addition to the remedies for a Non-Payment Event provided in Section 5.02 above, the Trustee may without further notice institute such proceedings against the Company as the Trustee may deem fit to enforce any term, obligation or condition binding upon the Company under a particular series of Dated Subordinated Debt Securities, this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto (other than any payment obligation of the Company under or arising from the Dated Subordinated Debt Securities of such series, this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto, including, without limitation, payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”), provided always that the Trustee (acting on behalf of the Holders and Beneficial Owners of the Dated Subordinated Debt Securities of such series) and the Holders and Beneficial Owners of the Dated Subordinated Debt Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Company any judgment or other award given in such proceedings that requires the payment of money by the Company whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company. By its acquisition of the Dated Subordinated Debt Securities, each Holder and Beneficial Owner of the Dated Subordinated Debt Securities acknowledges and agrees that such Holder or Beneficial Owner will not seek to enforce or otherwise claim, and will not direct the Trustee (acting on behalf of the Holders and Beneficial Owners of the Dated Subordinated Debt Securities of any series) to enforce or otherwise claim, a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation, except by proving such Monetary Judgment in a winding-up of the Company and/or by claiming such Monetary Judgment in an administration of the Company.

Section 5.04 No Other Remedies and Other Terms.

(a) Other than the limited remedies specified in this Article 5, and subject to paragraph (c) below, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders and Beneficial Owners of the Dated Subordinated Debt Securities of any series) or to the Holders and Beneficial Owners, whether for the recovery of amounts owing in respect of a particular series of Dated Subordinated Debt Securities or under this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto, or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Dated Subordinated Debt Securities or under this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto in relation thereto; provided, however, that, subject to the limitations specified in Section 13.02, the Company’s obligations to the Trustee under Section 6.07 of this Dated Subordinated Debt Securities Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.07 of this Dated Subordinated Debt Securities Indenture expressly survive any Event of Default and are not subject to the subordination provisions of Article 12 and any subordination provision in any supplemental indenture hereto.

(b) An “Event of Default” shall occur upon (i) the occurrence of a Winding-Up Event or (ii) the occurrence of a Non-Payment Event or (iii) a breach by the Company of a Performance Obligation, in each case with respect to the relevant series of Dated Subordinated Debt Securities.

(c) Notwithstanding the limitations on remedies specified under this Article 5, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders and Beneficial Owners of the Dated Subordinated Debt Securities of any series under the provisions of this Dated Subordinated Debt Securities Indenture and any supplemental indenture hereto, and (2) nothing shall impair the right of a Holder or Beneficial Owner of the Dated Subordinated Debt Securities of any series under the Trust Indenture Act, absent such Holder’s or Beneficial Owner’s consent, to sue for any payment due but unpaid with respect to the relevant Dated Subordinated Debt Securities; provided that, in the case of (1) and (2) above, any payments in respect of, or arising from, the Dated Subordinated Debt Securities, including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the Dated Subordinated Debt Securities, shall be subject to the subordination provisions set forth in Article 12 and any subordination provision in any supplemental indenture hereto.

(d) Subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, no Holder or Beneficial Owner may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Company arising under, or in connection with, the Dated Subordinated Debt Securities and this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto and each Holder and Beneficial Owner shall, by virtue of its holding of any Dated Subordinated Debt Security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the foregoing, if any amounts due and payable to any Holder or Beneficial Owner of the Dated Subordinated Debt Securities by the Company in respect of, or arising under, the Dated Subordinated Debt Securities or this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto are discharged by set-off, such Holder or Beneficial Owner shall, subject to applicable law and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, immediately pay to the Company an amount equal to the amount of such discharge (or, in the event of its winding-up or administration, the liquidator or administrator of the Company, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Company (or the liquidator or administrator of the Company, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of the Dated Subordinated Debt Securities, each Holder and Beneficial Owner agrees to be bound by these provisions relating to waiver of set-off.

(e) No Holder or Beneficial Owner of Dated Subordinated Debt Securities shall be entitled to proceed directly against the Company except as set forth in Section 5.08 hereof.

(f) No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Dated Subordinated Debt Security, or for any claim based thereon or on any Coupon or otherwise in respect thereof or of such Coupon and no recourse under or upon any obligation, covenant or agreement of the Company in this Dated Subordinated Debt Securities Indenture, or in any Dated Subordinated Debt Security or in any Coupon, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Dated Subordinated Debt Securities Indenture and the issue of the Dated Subordinated Debt Securities.

Section 5.05 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding up or other judicial proceeding relative to the Company or any other obligor upon the Dated Subordinated Debt Securities of any series or to the property of the Company or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Dated Subordinated Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Dated Subordinated Debt Security and each holder of a Coupon to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Dated Subordinated Debt Security or any holder of any Coupon any plan of reorganization, arrangement, adjustment, or composition affecting any Dated Subordinated Debt Securities or Coupons or the rights of any Holder of any Dated Subordinated Debt Security or any holder of any Coupon or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding; provided that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

With respect to the Dated Subordinated Debt Securities or Coupons, the provisions of this Section 5.05 are subject to the subordination provisions of Article 12 and any subordination provisions applicable to the Dated Subordinated Debt Securities pursuant to Section 3.01 hereof.

Section 5.06 Trustee May Enforce Claims Without Possession of Dated Subordinated Debt Securities. All rights of action and claim under this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Dated Subordinated Debt Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the subordination provisions of Article 12 and any subordination provisions applicable to the Dated Subordinated Debt Securities pursuant to Section 3.01 hereof) be for the ratable benefit of the Holders of the Dated Subordinated Debt Securities and any holders of Coupons in respect of which such judgment has been recovered.

Section 5.07 Application of Money Collected. Any money collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Dated Subordinated Debt Securities Indenture in respect of any series of Dated Subordinated Debt Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Dated Subordinated Debt Securities and any Coupons and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Dated Subordinated Debt Securities in respect of which or for the benefit of which such money or property has been collected or is distributable to the Trustee (including any predecessor trustee) under Section 6.07;

SECOND: Subject to the subordination provisions set forth in Article 12 and any subordination provisions in any supplemental indenture hereto, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Dated Subordinated Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Dated Subordinated Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or as a court of competent jurisdiction may direct.

Section 5.08 Limitation on Suits. No Holder of any Dated Subordinated Debt Security of any series or holder of any Coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Dated Subordinated Debt Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Dated Subordinated Debt Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name, as Trustee hereunder;

(c) such Holder of a Dated Subordinated Debt Security or holder of a Coupon has offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such sixty-day (60-day) period by the Holders of a majority in principal amount of the Outstanding Dated Subordinated Debt Securities of such series;

it being understood and intended that no one or more Holders of Dated Subordinated Debt Securities of a particular series or holders of Coupons appertaining thereto shall have any right in any manner whatever by virtue of, or by availing of any provision of this Dated Subordinated Debt Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Dated Subordinated Debt Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Dated Subordinated Debt Securities of such series or holders of such Coupons.

Section 5.09 Unconditional Right of Holders to Receive Principal, Premium and Interest, if any. To the extent required by the Trust Indenture Act, and subject to the subordination provisions set forth in Article 12 and any subordination and/or other provisions in any supplemental indenture hereto but otherwise notwithstanding any other provision in this Dated Subordinated Debt Securities Indenture, the Holder of any Dated Subordinated Debt Security or the holder of any Coupon appertaining thereto shall have the right to receive (subject to Section 3.07) payment of any principal of (and premium, if any) and interest, if any, on such Dated Subordinated Debt Security on the respective Stated Maturities as expressed in such Dated Subordinated Debt Security or Coupon (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Holder of any Dated Subordinated Debt Security or the holder of any Coupon has instituted any proceeding to enforce any right or remedy under this Dated Subordinated Debt Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder or holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Dated Subordinated Debt Securities and the holders of Coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Dated Subordinated Debt Securities and the holders of Coupons shall continue as though no such proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Dated Subordinated Debt Securities or Coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Dated Subordinated Debt

Securities or holders of Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Dated Subordinated Debt Security or holder of any Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Dated Subordinated Debt Securities or holders of any Coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Dated Subordinated Debt Securities or holders of any Coupons, as the case may be.

Section 5.13 Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Dated Subordinated Debt Securities of such series, provided that

(a) such direction shall not be in conflict with any rule of law or with this Dated Subordinated Debt Securities Indenture, as determined by the Trustee in its sole discretion;

(b) such direction shall not be unjustly prejudicial to the Holders of any Dated Subordinated Debt Securities of such series not taking part in the direction, as determined by the Trustee in its sole discretion;

(c) the Trustee may take any other action deemed proper by the Trustee which is consistent with such direction; and

(d) no provision herein shall be deemed to require the Trustee to take any action or forebear from any action directed by Holders unless the Trustee has received security and/or indemnity satisfactory to it in its sole discretion.

Section 5.14 Waiver of Certain Past Events of Default.

(a) Holders of not less than a majority in aggregate principal amount of the Outstanding Dated Subordinated Securities of any series may on behalf of the Holders of all of the Dated Subordinated Securities of such series waive any past Event of Default that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the Outstanding Dated Subordinated Securities of such series shall not be entitled to waive any past Event of Default that results from a Winding-Up Event or a Non-Payment Event.

(b) Upon the occurrence of any waiver permitted by paragraph (a) above, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Dated Subordinated Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.15 Undertaking for Costs. All parties to this Dated Subordinated Debt Securities Indenture agree, and each Holder of any Dated Subordinated Debt Security and each holder of any Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Dated Subordinated Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Dated Subordinated Debt Securities of any series, or to any suit instituted by any Holder or holder of a Coupon for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Dated Subordinated Debt Security on or after the respective Stated Maturities expressed in such Dated Subordinated Debt Security or Coupon (or, in the case of redemption, on or after the Redemption Date).

Section 5.16 Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Dated Subordinated Debt Securities Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article 6

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and this Dated Subordinated Debt Securities Indenture. Notwithstanding the foregoing, no provision of this Dated Subordinated Debt Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Dated Subordinated Debt Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Dated Subordinated Debt Securities Indenture, and no implied covenants or obligations shall be read into this Dated Subordinated Debt Securities Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Dated Subordinated Debt Securities Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Dated Subordinated Debt Securities Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Dated Subordinated Debt Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d) No provision of this Dated Subordinated Debt Securities Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of subsection (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Dated Subordinated Debt Securities of any series.

Section 6.02 Notice of Events of Default. Within ninety (90) days after the occurrence of any Event of Default hereunder with respect to Dated Subordinated Debt Securities of any series the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Dated Subordinated Debt Securities of such series notice of such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if a trust committee of Responsible Officers of the Trustee determine in good faith that the withholding of such notice is in the interest of the Holders of Dated Subordinated Debt Securities of such series.

Section 6.03 Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any action or resolution of the Board of Directors of the Company or delegates thereof shall be sufficiently evidenced by a Board Resolution or Delegated Person Resolution, as applicable;

(c) whenever in the administration of this Dated Subordinated Debt Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Dated Subordinated Debt Securities Indenture at the request or direction of any of the Holders pursuant to this Dated Subordinated Debt Securities Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation; provided that the Company shall not be required to disclose such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Dated Subordinated Debt Securities Indenture;

(i) in no event shall the Trustee be responsible or liable to the Company for punitive damages or any special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice or actual knowledge of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default, unless written notice of any event which is in fact such an event or Event of Default, as the case may be, is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Dated Subordinated Debt Securities and this Dated Subordinated Debt Securities Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Person acting as Trustee in each of its other capacities hereunder;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and titles of officers authorized to take specified actions pursuant to this Dated Subordinated Debt Securities Indenture; and

(m) money held by the Trustee and any Paying Agent in trust hereunder may be held uninvested and the Trustee and any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.04 Not Responsible for Recitals or Issuance of Dated Subordinated Debt Securities. The recitals contained herein and in the Dated Subordinated Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Dated Subordinated Debt Securities Indenture or of the Dated Subordinated Debt Securities or Coupons, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Dated Subordinated Debt Securities Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Dated Subordinated Debt Securities or the proceeds thereof.

Section 6.05 May Hold Dated Subordinated Debt Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Dated Subordinated Debt Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Dated Subordinated Debt Securities or Coupons and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Dated Subordinated Debt Security Registrar, Calculation Agent or such other agent.

Section 6.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as agreed in writing by the Company from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Dated Subordinated Debt Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

(c) to indemnify the Trustee, its directors, officers, employees and agents, and any predecessor Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder but excluding any tax liabilities of the Trustee based upon, measured by or determined by the income of the Trustee;

(d) the Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee; provided, however, that if the Trustee determines that an actual or potential conflict of interest exists then the Trustee shall be entitled to retain separate counsel and the Company shall pay the fees and expenses of such counsel. The Trustee shall not compromise or settle any such action or claim without the written consent of the Company, which consent shall not be unreasonably withheld; and

(e) as security for the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a senior claim, to which the Dated Subordinated Debt Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Dated Subordinated Debt Securities. The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Dated Subordinated Debt Securities Indenture, the termination of this Dated Subordinated Debt Securities Indenture for any reason or the earlier resignation or removal of the Trustee and any exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to any series of Dated Subordinated Debt Securities.

In addition to, but without prejudice to its other rights under this Dated Subordinated Debt Securities Indenture, when the Trustee incurs expenses or renders services in connection with a Winding-Up Event specified in Section 5.01, the expenses (including the reasonably and properly incurred charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 6.08 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Dated Subordinated Debt Securities Indenture.

Section 6.09 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and, if there be such corporation willing and able to act as trustee on reasonable and customary terms, having its corporate trust office or agency in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Dated Subordinated Debt Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation or notice of removal as described below, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Dated Subordinated Debt Securities of such series.

(c) The Trustee may be removed at any time with respect to the Dated Subordinated Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Dated Subordinated Debt Securities of such series delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Dated Subordinated Debt Security of the series as to which the Trustee has a conflicting interest for at least six (6) months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Dated Subordinated Debt Security for at least six (6) months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution or a Delegated Person Resolution may remove the Trustee with respect to any or all series of Dated Subordinated Debt Securities or (y) subject to Section 5.15, any Holder who has been a bona fide Holder of a Dated Subordinated Debt Security for at least six (6) months (and, in the case of Section 6.10(d)(i) above, who is a Holder of a Dated Subordinated Debt Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Dated Subordinated Debt Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Dated Subordinated Debt Securities of one or more series, the Company, by a Board Resolution or a Delegated Person Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Dated Subordinated Debt Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Dated Subordinated Debt Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Dated Subordinated Debt Securities of any particular series), and shall comply with the applicable requirements of Section 6.11. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Dated Subordinated Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Dated Subordinated Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Dated Subordinated Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Dated Subordinated Debt Securities of any series shall have been so appointed by the Company or the Holders of Dated Subordinated Debt Securities of such series and accepted appointment in the manner hereinafter required by Section 6.11, any Holder who has been a bona fide Holder of a Dated Subordinated Debt Security of such series for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Dated Subordinated Debt Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Dated Subordinated Debt Securities of any series and each appointment of a successor Trustee with respect to the Dated Subordinated Debt Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Dated Subordinated Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Dated Subordinated Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the senior claim provided for in Section 6.07(e).

(b) In case of the appointment hereunder of a successor Trustee with respect to the Dated Subordinated Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Dated Subordinated Debt Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Dated Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Dated Subordinated Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Dated Subordinated Debt Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Dated Subordinated Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Dated Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Dated Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Dated Subordinated Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Dated Subordinated Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Dated Subordinated Debt Securities.

Section 6.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Dated Subordinated Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Dated Subordinated Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Dated Subordinated Debt Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Dated Subordinated Debt Securities, and Dated Subordinated Debt Securities so authenticated shall be entitled to the benefits of this Dated Subordinated Debt Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Dated Subordinated Debt Securities Indenture to the authentication and delivery of Dated Subordinated Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Dated Subordinated Debt Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Dated Subordinated Debt Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Dated Subordinated Debt Securities of the series designated herein referred to in the within-mentioned Dated Subordinated Debt Securities Indenture.

Date:

THE BANK OF NEW YORK MELLON, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

If all of the Dated Subordinated Debt Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Dated Subordinated Debt Securities upon original issuance located in a Place of Payment where the Company wishes to have Dated Subordinated Debt Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect of such series of Dated Subordinated Debt Securities.

Article 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 Company to Furnish Trustee Names and Addresses of Holders. The Company, with respect to any series of Dated Subordinated Debt Securities in registered form, will furnish or cause to be furnished to the Trustee

(a) not more than fifteen (15) days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Dated Subordinated Debt Securities and Dated Subordinated Debt Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of registered Dated Subordinated Debt Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of registered Dated Subordinated Debt Securities so long as the Trustee acts as Dated Subordinated Debt Security Registrar with respect to such series of Dated Subordinated Debt Securities.

Section 7.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Dated Subordinated Debt Security Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Dated Subordinated Debt Securities of any series to communicate with other Holders with respect to their rights under this Dated Subordinated Debt Securities Indenture or under the Dated Subordinated Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Dated Subordinated Debt Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b).

Section 7.03 Reports by Trustee.

(a) So long as any Dated Subordinated Debt Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act such reports dated as of such dates as are required by and in compliance with the Trust Indenture Act. Reports so required to be transmitted at stated intervals of not more than twelve (12) months shall be transmitted on or before June 1 in each year following the date hereof.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Dated Subordinated Debt Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Dated Subordinated Debt Securities are listed on any securities exchange or are delisted therefrom.

(c) The Company will furnish the Trustee with interim and annual reports. In addition, the Company will furnish the Trustee with all notices of meetings at which Holders of Dated Subordinated Debt Securities of a particular series are entitled to vote, and all other reports and communications that are made generally available to Holders of Dated Subordinated Debt Securities. The Trustee will, at the Company’s expense, make such notices, reports and communications available for inspection by Holders of Dated Subordinated Debt Securities in such manner as the Company may determine and, in the case of any notice received by the Trustee in respect of any meeting at which Holders of Dated Subordinated Debt Securities of a particular series are entitled to vote, will deliver to all such record Holders of Dated Subordinated Debt Securities, at the Company’s expense, a notice containing a summary prepared by the Company of the information set forth in such notice of meeting.

Section 7.04 Reports by Company. The Company shall:

(a) file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Dated Subordinated Debt Securities Indenture as may be required from time to time by such rules and regulations; and

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Article 8

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01 Company May Consolidate, etc. Only on Certain Terms. The Company may, without the consent of Holders of any Dated Subordinated Debt Securities of any series Outstanding under this Dated Subordinated Debt Securities Indenture, consolidate or amalgamate with or merge into any other Person or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(a) the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company, to duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on all series of Dated Subordinated Debt Securities if and to the extent due and payable in accordance with the terms of such Dated Subordinated Debt Securities, any Coupons appertaining thereto and this Dated Subordinated Debt Securities Indenture and the performance or observance of every covenant of this Dated Subordinated Debt Securities Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary thereof as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Winding-Up Event and no event which, after notice or lapse of time or both, would become a Winding-Up Event shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02 Successor Person Substituted. Upon any consolidation, amalgamation or merger or any conveyance or transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or the Person to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Dated Subordinated Debt Securities Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities and the Coupons, if any.

Section 8.03 Assumption of Obligations. Subject to applicable law and regulation (including, if and to the extent required by the Capital Regulations at such time, the prior consent of the PRA), with respect to the Dated Subordinated Debt Securities of any series, a wholly owned Subsidiary of the Company (a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or any Person which shall have previously assumed the obligations of the Company) to duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on any series of Dated Subordinated Debt Securities if and to the extent due and payable in accordance with the terms of such Dated Subordinated Debt Securities, any Coupons appertaining thereto and this Dated Subordinated Debt Securities Indenture and the performance of every covenant of this Dated Subordinated Debt Securities Indenture and such series of Dated Subordinated Debt Securities on the part of the Company to be performed or observed, provided that:

(a) the successor entity shall expressly assume such obligations by an amendment to this Dated Subordinated Debt Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment to this Dated Subordinated Debt Securities Indenture, irrevocably guarantee (such guarantee to be given on a basis consistent with the ranking of the Dated Subordinated Debt Securities of such series) all of the obligations of such successor entity under the Dated Subordinated Debt Securities of such series and this Dated Subordinated Debt Securities Indenture as so modified by such amendment (provided, however, that, for the purposes of the Company’s obligation to pay Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Dated Subordinated Debt Securities and any related Coupons, references to such successor entity’s country of organization will be added to references to the United Kingdom);

(b) such successor entity shall confirm in such amendment to this Dated Subordinated Debt Securities Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Dated Subordinated Debt Securities and any related Coupons (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom);

(c) immediately after giving effect to such assumption of obligations, no Winding-Up Event and no event which, after notice or lapse of time or both, would become a Winding-Up Event, shall have occurred and be continuing; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Dated Subordinated Debt Securities Indenture with respect to any such Dated Subordinated Debt Securities with the same effect as if such successor entity had been named as the Company in this Dated Subordinated Debt Securities Indenture, and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Dated Subordinated Debt Securities except as provided in clause (a) of this Section.

In the event of any such assumption, any Additional Amounts, if any, payable pursuant to Section 10.04 will be payable in respect of Taxes imposed by the jurisdiction in which the successor entity is organized (subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of Taxes imposed by any Taxing Jurisdiction) rather than Taxes imposed by any Taxing Jurisdiction; provided, however, that if the Company makes payment under the guarantee, the Company shall be required to pay Additional Amounts related to Taxes (subject to the exceptions set forth in Section 10.04) imposed by any Taxing Jurisdiction by reason of such payments.

Article 9

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by, or pursuant to, a Board Resolution or Delegated Person Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Dated Subordinated Debt Securities and Coupons, to the extent otherwise permitted under this Dated Subordinated Debt Securities Indenture or any supplement hereto; or

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Dated Subordinated Debt Securities (and, if such covenants are to be for the benefit of less than all series of Dated Subordinated Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Dated Subordinated Debt Securities (and, if such additional Events of Default are to be for the benefit of less than all series of Dated Subordinated Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d) subject to Section 9.02 hereof, to add to, change or eliminate any of the provisions of this Dated Subordinated Debt Securities Indenture, or any supplemental indenture, provided that any such addition, change or elimination shall become effective only when there is no Dated Subordinated Debt Security Outstanding of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which is entitled to the benefit of such provision; or

(e) to secure the Dated Subordinated Debt Securities; or

(f) to establish the form or terms of Dated Subordinated Debt Securities of any series and any Coupons appertaining thereto as permitted by Section 2.01 and Section 3.01; or

(g) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained; or

(h) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture, provided that such action shall not adversely affect the interests of the Holders of Dated Subordinated Debt Securities of any series in any material respect; or

(i) to make any other provisions with respect to matters or questions arising under this Dated Subordinated Debt Securities Indenture, provided such action shall not adversely affect the interests of the Holders of Dated Subordinated Debt Securities of any series in any material respect; or

(j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Dated Subordinated Debt Securities of one or more series and to add to or change any of the provisions of this Dated Subordinated Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(k) to change or eliminate any provision of this Dated Subordinated Debt Securities Indenture as permitted by Section 1.07.

Section 9.02 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of each series affected by such supplemental Dated Subordinated Debt Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by, or pursuant to, a Board Resolution or Delegated Person Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Dated Subordinated Debt Securities Indenture or of modifying in any manner the rights of the Holders of Dated Subordinated Debt Securities of such series under this Dated Subordinated Debt Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Dated Subordinated Debt Security affected thereby,

(a) change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Dated Subordinated Debt Security, or reduce the principal amount thereof, or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Dated Subordinated Debt Securities, or change any Place of Payment where, or the currency in which the principal amount of, premium, if any, or interest on, any such Dated Subordinated Debt Security is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) reduce the percentage in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Dated Subordinated Debt Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Dated Subordinated Debt Securities Indenture; or

(c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 10.02; or

(d) modify any of the provisions of this Section 9.02 or Section 5.14 except to increase any such percentage or to provide that certain other provisions of this Dated Subordinated Debt Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Dated Subordinated Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 6.11(b) and Section 9.01(j); or

(e) change in any manner adverse to the interests of the Holders of any Dated Subordinated Debt Securities the subordination provisions set forth in Article 12 and any subordination provisions in any supplemental indenture hereto applicable to the Dated Subordinated Debt Securities or the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Dated Subordinated Debt Securities in accordance with their terms.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Dated Subordinated Debt Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Dated Subordinated Debt Securities, or which modifies the rights of the Holders of Dated Subordinated Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Dated Subordinated Debt Securities Indenture of the Holders of Dated Subordinated Debt Securities of any other series.

Section 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Dated Subordinated Debt Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel in compliance with Section 1.02 hereof stating that the execution of such supplemental indenture is authorized or permitted by this Dated Subordinated Debt Securities Indenture. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Dated Subordinated Debt Securities Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Dated Subordinated Debt Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Dated Subordinated Debt Securities Indenture for all purposes; and every Holder of Dated Subordinated Debt Securities theretofore or thereafter authenticated and delivered hereunder and every holder of Coupons, if any, shall be bound thereby, except as otherwise expressed therein.

Section 9.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 Reference in Dated Subordinated Debt Securities to Supplemental Indentures. Dated Subordinated Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation prepared by the Company and acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Dated Subordinated Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Dated Subordinated Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Dated Subordinated Debt Securities of such series.

Article 10

COVENANTS

Section 10.01 Payment of Principal, Premium, and Interest. The Company covenants and agrees for the benefit of each series of Dated Subordinated Debt Securities that it will (subject to Section 3.07 and the subordination provisions set forth in Article 12 and any subordination provisions in any supplemental indenture hereto applicable to the Dated Subordinated Debt Securities of that series pursuant to Section 3.01 hereof) duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Dated Subordinated Debt Securities of that series if and to the extent due and payable in accordance with the terms of the Dated Subordinated Debt Securities, any Coupons appertaining thereto and this Dated Subordinated Debt Securities Indenture.

Section 10.02 Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Dated Subordinated Debt Securities an office or agency where Dated Subordinated Debt Securities of that series and any Coupons appertaining thereto may be presented or surrendered for payment, where Dated Subordinated Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Dated Subordinated Debt Securities of that series and any Coupons appertaining thereto and this Dated Subordinated Debt Securities Indenture may be served; provided, however, that at the option of the Company in the case of registered Dated Subordinated Debt Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Dated Subordinated Debt Security Register, unless such person requests payment by wire transfer pursuant to Section 3.07. With respect to the Dated Subordinated Debt Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Dated Subordinated Debt Securities of any series and any Coupons appertaining thereto and this Dated Subordinated Debt Securities Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Dated Subordinated Debt Securities of one or more series and any Coupons appertaining thereto may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Dated Subordinated Debt Securities of any series and any Coupons appertaining thereto for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03 Money for Payments to Be Held in Trust. If the Company shall at any time act as Paying Agent with respect to the Dated Subordinated Debt Securities of any series and any Coupons appertaining thereto, it will, on or before each due date for payment of the principal of (and premium, if any) or interest, if any, on any of the Dated Subordinated Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Dated Subordinated Debt Securities Indenture a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Dated Subordinated Debt Securities, it will, prior to each due date for payment of the principal of (and premium, if any) or interest, if any, on any Dated Subordinated Debt Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest in accordance with the provisions of this Dated Subordinated Debt Securities Indenture, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. The Company will cause each Paying Agent for any series of Dated Subordinated Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Dated Subordinated Debt Securities of that series in trust for the benefit of the Persons entitled thereto in accordance with the provisions of this Dated Subordinated Debt Securities Indenture until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee timely notice of any default by the Company (or any other obligor upon the Dated Subordinated Debt Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Dated Subordinated Debt Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Dated Subordinated Debt Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Dated Subordinated Debt Security of any series and remaining unclaimed for two (2) years after any such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Dated Subordinated Debt Security and the holder of any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in Authorized Newspapers, published in the Borough of Manhattan, The City of New York and London, England, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 10.04 Additional Amounts.

(a) Unless otherwise specified in the terms of Dated Subordinated Debt Securities of a series in accordance with Section 3.01, the Company will pay any amounts to be paid by the Company on any series of Dated Subordinated Debt Securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having the power to tax (each a “Taxing Jurisdiction”), unless the deduction or withholding is required by law. Unless otherwise specified in the terms of the Dated Subordinated Debt Securities of a series in accordance with Section 3.01, if at any time a Taxing Jurisdiction requires the Company to deduct or withhold Taxes, the Company will pay the additional amounts of, or in respect of, the principal of, premium, if any, and any interest on, such series of Dated Subordinated Debt Securities (“Additional Amounts”) that are necessary so that the net amounts paid to the Holders of such series of Dated Subordinated Debt Securities, after the deduction or withholding, shall equal the amounts which would have been payable in respect of such series of Dated Subordinated Debt Securities had no such deduction or withholding been required. However, the Company will not pay Additional Amounts for Taxes that are payable because:

(i) the Holder or the Beneficial Owner of the Dated Subordinated Debt Securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a Taxing Jurisdiction requiring that deduction or withholding, or otherwise has some connection with the Taxing Jurisdiction other than the holding or ownership of the relevant Dated Subordinated Debt Securities, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any Dated Subordinated Debt Securities of the relevant series,

(ii) except in the case of a winding up of the Company in England the relevant Dated Subordinated Debt Securities are presented for payment in the United Kingdom,

(iii) the relevant Dated Subordinated Debt Securities are presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting the Dated Subordinated Debt Security for payment at the close of such thirty-day (30-day) period,

(iv) the Holder or the Beneficial Owner of the relevant Dated Subordinated Debt Securities or the beneficial owner of any payment of, or in respect of, principal of,

premium, if any, or any interest on such Dated Subordinated Debt Securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such Holder, Beneficial Owner or beneficial owner, if such claim or compliance is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a condition to relief or exemption from such Taxes, or

(v) if such Taxes would not have been so imposed, or would have been excluded pursuant to clauses (i) through (iv) above inclusive, if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Dated Subordinated Debt Securities had been the Holder of such Dated Subordinated Debt Securities.

Whenever in this Dated Subordinated Debt Securities Indenture there is mentioned, in any context, the payment of the principal of, or any interest on (and premium, if any), or in respect of, any Dated Subordinated Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

(b) Any amounts to be paid by the Company or any paying agent on any series of Dated Subordinated Debt Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and neither the Company nor any paying agent shall be required to pay Additional Amounts on account of any FATCA Withholding Tax.

(c) Except as otherwise provided as contemplated by Section 3.01, with respect to any series of Dated Subordinated Debt Securities any Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Dated Subordinated Debt Securities of such series and this Dated Subordinated Debt Securities Indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “Applicable Law”). In either case, the Paying Agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. In all cases, the Paying Agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the Paying Agent under this Section 10.04(c) will be treated as paid to the Holder of a Dated Subordinated Debt Security, and the Company will not pay Additional Amounts in respect of such deduction or withholding, except to the extent the provisions in this Section 10.04 explicitly provide otherwise.

(d) The Company hereby covenants with the Trustee that it will provide the Trustee with information, to the extent reasonably available to the Company, so as to enable the Trustee to determine whether any payments to be made by it pursuant to this Dated Subordinated Debt Securities Indenture are withholdable payments as defined in section 1473(1) of the Code (or as otherwise defined in Sections 1471 through 1474 of the Code and regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement), provided, however, that the Company’s obligation under this Section 10.04(d) shall apply only to the extent that payments with respect to Dated Subordinated Debt Securities are so treated by virtue of characteristics of the Company, the Dated Subordinated Debt Securities, or both.

Section 10.05 Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06 Statement as to Compliance. The Company will deliver to the Trustee, within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2014, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Article 11

REDEMPTION OF DATED SUBORDINATED DEBT SECURITIES

Section 11.01 Applicability of Article. Dated Subordinated Debt Securities of any series shall be redeemable prior to their Stated Maturity in accordance with their terms and, except as otherwise specified pursuant to Section 3.01 for Dated Subordinated Debt Securities of any series, in accordance with this Article.

Section 11.02 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Dated Subordinated Debt Securities shall be evidenced by a Board Resolution or by a Delegated Person Resolution. The Company shall, at least thirty (30) days and no more than sixty (60) days prior to the Redemption Date fixed by the Company (unless a shorter or longer notice period is specified in the terms of a particular series of Dated Subordinated Debt Securities, pursuant to Section 3.01), notify the Holders of such Redemption Date, of the principal amount of Dated Subordinated Debt Securities of such series to be redeemed, and shall notify the Trustee of such election at least five (5) Business Days prior to the date on which the notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). In the case of any redemption of Dated Subordinated Debt Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Dated Subordinated Debt Securities or elsewhere in this Dated Subordinated Debt Securities Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with or waiver of such restrictions.

Section 11.03 Selection by Trustee of Dated Subordinated Debt Securities to be Redeemed. If less than all the Dated Subordinated Debt Securities of any series are to be redeemed, the particular Dated Subordinated Debt Securities to be redeemed shall be selected not more than sixty (60) days nor less than thirty (30) days prior to the Redemption Date by the

Trustee (unless a shorter or longer period is specified in the terms of a particular series of Dated Subordinated Debt Securities, pursuant to Section 3.01), from the Outstanding Dated Subordinated Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, subject to applicable Depositary procedures, and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for registered Dated Subordinated Debt Securities of that series or any multiple thereof) of the principal amount of Dated Subordinated Debt Securities of such series of a denomination larger than the minimum authorized denomination for Dated Subordinated Debt Securities of that series.

The Trustee shall promptly notify the Company in writing of the Dated Subordinated Debt Securities selected for redemption and, in the case of any Dated Subordinated Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Dated Subordinated Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Dated Subordinated Debt Securities shall relate in the case of any Dated Subordinated Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such registered Dated Subordinated Debt Security which has been or is to be redeemed.

Section 11.04 Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, notice of redemption shall be given not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Dated Subordinated Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Outstanding Dated Subordinated Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the Dated Subordinated Debt Securities to be redeemed,

(d) that, subject to any conditions contained in the indenture supplemental hereto establishing the terms of the Dated Subordinated Debt Securities to be redeemed, on the Redemption Date the Redemption Price will become due and payable upon each such Dated Subordinated Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e) the place or places where such Dated Subordinated Debt Securities are to be surrendered for payment of the Redemption Price, and

(f) the CUSIP number or numbers, if any, with respect to such Dated Subordinated Debt Securities.

Notice of redemption of Dated Subordinated Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s Request and upon provision to the Trustee of such notice information, by the Trustee in the name and at the expense of the Company.

If the Company has delivered a notice of redemption, but prior to the payment of the Redemption Price with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such Dated Subordinated Debt Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the Redemption Price shall be due and payable.

Section 11.05 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest, if any, on, all the Dated Subordinated Debt Securities which are to be redeemed on that date.

Section 11.06 Dated Subordinated Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Dated Subordinated Debt Securities so to be redeemed shall, subject to any conditions contained in the indenture supplemental hereto establishing the terms of the Dated Subordinated Debt Securities of such series, become due and payable at the Redemption Price therein specified on the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Dated Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Dated Subordinated Debt Security for redemption in accordance with said notice, such Dated Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest (if any) to the Redemption Date; provided, however, that with respect to any Dated Subordinated Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is on or before the Redemption Date, shall be payable to the Holders of such Dated Subordinated Debt Securities, or one or more Predecessor Dated Subordinated Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Dated Subordinated Debt Securities and the provisions of Section 3.07.

If any Dated Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from and after the Redemption Date in accordance with the terms of such Dated Subordinated Debt Security and the provisions of Section 3.07.

Section 11.07 Dated Subordinated Debt Securities Redeemed in Part. Any Dated Subordinated Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Dated Subordinated Debt Securities in registered form, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the

Trustee shall authenticate and deliver to the Holder of such Dated Subordinated Debt Security without service charge payable by the Holder, a new Dated Subordinated Debt Security or Dated Subordinated Debt Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Dated Subordinated Debt Security so surrendered.

Section 11.08 Optional Redemption.

(a) Subject to the limitations and conditions specified in Section 11.10 and 11.11 hereof and unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, the Company may, at its option, redeem, in whole but not in part, any series of Dated Subordinated Securities at any time Outstanding, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior notice to the Holders (unless a shorter or longer notice period is specified in the terms of a particular series of Dated Subordinated Debt Securities, pursuant to Section 3.01 and provided, that the Company shall notify the Trustee at least five (5) Business Days prior to the dates on which the notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee)), on the date or during the period specified pursuant to Section 3.01 relating to such series at an amount equal to 100% of their principal amount, together with, accrued but unpaid interest, if any, on the principal amount of the Dated Subordinated Debt Securities to be redeemed to (but excluding) the Redemption Date.

(b) The notice provided to Holders in accordance with this Section 11.08 (which notice shall be irrevocable, except in the circumstances provided in (c) below)) shall specify the date fixed for such redemption.

(c) Upon the expiry of the notice period described in (a) above, the Company shall be bound to redeem the relevant Dated Subordinated Debt Securities accordingly, provided that if the Company has delivered a notice of redemption pursuant to this Section 11.08, but prior to the payment of the Redemption Price with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such Dated Subordinated Debt Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the Redemption Price shall be due and payable.

Section 11.09 Optional Tax Redemption.

(a) Subject to the limitations and conditions specified in Section 11.10 and 11.11 hereof unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, the Company may, at its option, at any time, redeem the Dated Subordinated Debt Securities of any series, in whole but not in part, upon not less than thirty (30) days’ nor more than sixty (60) days’ prior notice to the Holders (unless a shorter or longer notice period is specified in the terms of a particular series of Dated Subordinated Debt Securities, pursuant to Section 3.01 and provided that the Company shall notify the Trustee at least five (5) Business Days prior to the date on which the notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee)), if the Company determines that as a result of a change in, or amendment to, the laws or regulations of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the issue date of the relevant series of Dated Subordinated Debt Securities (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of the Company’s obligations), the Company:

(i) will or would be required to pay holders Additional Amounts;

(ii) would not be entitled to claim a deduction in respect of any payments in respect of the relevant series of Dated Subordinated Debt Securities in computing Company’s taxation liabilities or the value of the deduction would be materially reduced; or

(iii) would not, as a result of the relevant Dated Subordinated Debt Securities being in issue, be able to have losses or deductions set against the profits or gains or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the issue date of the relevant Dated Subordinated Debt Securities or any similar system or systems having like effect as may from time to time exist);

(each such change in tax law or regulation or the official application thereof, a “Tax Event”), at an amount equal to 100% of the principal amount of the Dated Subordinated Debt Securities being redeemed, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, provided that in the case of each Tax Event, the consequences of the Tax Event cannot be avoided by the Company taking reasonable measures available to the Company.

(b) Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, prior to the delivery of any notice of redemption pursuant to this Section 11.09, the Company shall be required to deliver to the Trustee a written legal opinion of independent counsel of recognized standing, chosen by the Company, confirming that the Company is entitled to exercise its right of redemption under this Section 11.09.

(c) The notice provided to Holders in accordance with this Section 11.09 (which notice shall be irrevocable, except in the circumstances provided in (d) below)) shall specify the date fixed for such redemption.

(d) Upon the expiry of the notice period described in (a) above, the Company shall be bound to redeem the relevant Dated Subordinated Debt Securities accordingly, provided that if the Company has delivered a notice of redemption pursuant to this Section 11.09, but prior to the payment of the Redemption Price with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power in respect of such Dated Subordinated Debt Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the Redemption Price shall be due and payable.

(e) Any successor entity that assumes the obligations of the Company pursuant to Section 8.03 shall also be entitled to redeem the relevant Dated Subordinated Debt Securities in accordance with this Section 11.09 with respect to any change or amendment to, or change in the official application of the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation, which becomes effective on or after the date of that entity’s assumption of the Company’s obligations.

Section 11.10 Limitations on Redemption. Notwithstanding any other provision in this Dated Subordinated Debt Securities Indenture and unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, the Company may redeem any series of Dated Subordinated Debt Securities (and give notice thereof to the Holders of the relevant Dated Subordinated Debt Securities) only if the Company has obtained the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations) for the redemption of the Dated Subordinated Debt Securities.

Section 11.11 Officer’s Certificate Related to PRA Consent. At the Trustee’s request, the Company shall furnish to the Trustee an Officer’s Certificate stating that the prior consent of the PRA and/or any other relevant national or European authority specified in Section 11.10 hereof has been obtained.

Section 11.12 Condition to Repurchase. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, the Company or any member of the Group may purchase or otherwise acquire any Outstanding Dated Subordinated Debt Securities of any series at any price in the open market or otherwise in accordance with the Capital Regulations applicable to the Group in force at the relevant time, and subject to the prior consent of the PRA and/or any other relevant national or European authority (in either case, if such consent is then required by the Capital Regulations).

Article 12

SUBORDINATION OF DATED SUBORDINATED DEBT SECURITIES

Section 12.01 Status.

(a) The Dated Subordinated Debt Securities and any Coupons appertaining thereto shall constitute the Company’s direct, unsecured and subordinated obligations, ranking pari passu without any preference among themselves.

(b) Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, in the event of a winding-up or administration of the Company, the claims of the Trustee (on behalf of the Holders and Beneficial Owners of the Dated Subordinated Debt Securities but not the rights and claims of the Trustee in its personal capacity under this Dated Subordinated Debt Securities Indenture) and the Holders and Beneficial Owners of the Dated Subordinated Debt Securities against the Company, in respect of such Dated Subordinated Debt Securities (including any damages or other amounts (if payable)) shall:

(i) be subordinated to the claims of all Senior Creditors;

(ii) rank at least pari passu with the claims in respect of Parity Obligations and with the claims of all other subordinated creditors of the Company which in each case by law rank, or by their terms are expressed to rank, pari passu with the Dated Subordinated Debt Securities; and

(iii) rank senior to the Company’s ordinary shares, preference shares and any junior subordinated obligations (including Junior Obligations) or other securities which in each case either by law rank, or by their terms are expressed to rank, junior to the Dated Subordinated Debt Securities.

In the event of a winding-up or liquidation of the Company, if any amount in respect of the Dated Subordinated Debt Securities is paid to the Holders or Beneficial Owners of such Dated Subordinated Debt Securities or to the Trustee (including any damages or other amounts (if payable)) before the claims of Senior Creditors, then such payment or distribution shall be held by such Holders or Beneficial Owner or the Trustee upon trust to be applied in the following order: (i) to the amounts due to the Trustee in connection with this Dated Subordinated Debt Securities Indenture, the Dated Subordinated Debt Securities and the acceptance or administration of the trust or trusts hereunder; (ii) in payment of all claims of Senior Creditors outstanding at the commencement of, or arising solely by virtue of, a winding up of the Company to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of the Company’s other resources; and (iii) in payment of Dated Subordinated Debt Securities issued under this Dated Subordinated Debt Securities Indenture. By accepting the Dated Subordinated Debt Securities, each Holder and Beneficial Owner agrees to be bound by this Dated Subordinated Debt Securities Indenture’s subordination provisions and irrevocably authorizes the Company’s liquidator to perform on behalf of the Holder and Beneficial Owner the above subordination trust.

Article 13

U.K. BAIL-IN POWER AND BRRD ACKNOWLEDGEMENT

Section 13.01 U.K. Bail-in Power Acknowledgement.

(a) Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Dated Subordinated Debt Securities, by acquiring any Dated Subordinated Debt Securities, each Holder and Beneficial Owner of the Dated Subordinated Debt Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Dated Subordinated Debt Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Dated Subordinated Debt Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder or Beneficial Owner of the Dated Subordinated Debt Securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the Dated Subordinated Debt Securities, or amendment of the amount of interest due on the Dated Subordinated Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Dated Subordinated Debt Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Dated Subordinated Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and Beneficial Owners of the Dated Subordinated Debt Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.

(b) By its acquisition of the Dated Subordinated Debt Securities, each Holder and Beneficial Owner:

(i) acknowledges and agrees that the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of Dated Subordinated Debt Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act,

(ii) to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Dated Subordinated Debt Securities,

(iii) acknowledges and agrees that, upon the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, (a) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Dated Subordinated Debt Securities under Section 5.13 of this Dated Subordinated Debt Securities Indenture and (b) this Dated Subordinated Debt Securities Indenture imposes no duties upon the Trustee whatsoever with respect to the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of Dated Subordinated Debt Securities, the Dated Subordinated Debt Securities remain Outstanding (for example, if the exercise of the U.K. Bail-in Power results in only a partial write-down of the principal of such Dated Subordinated Debt Securities), then the Trustee’s duties under this Dated Subordinated Debt Securities Indenture shall remain applicable with respect to the Dated Subordinated Debt Securities following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture to this Dated Subordinated Debt Securities Indenture, and

(iv) shall be deemed to have (a) consented to the exercise of any U.K. Bail-in Power as it may be imposed without any prior notice by the Relevant U.K. Resolution Authority of its decision to exercise such power with respect to a particular series of Dated Subordinated Debt Securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Dated Subordinated Debt Securities to take any and all necessary action, if required, to implement the exercise of any U.K. Bail-in Power with respect to the Dated Subordinated Debt Securities as it may be imposed, without any further action or direction on the part of such Holder and such Beneficial Owner or the Trustee.

(c) No repayment of the principal amount of the Dated Subordinated Debt Securities or payment of interest on the Dated Subordinated Debt Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

(d) Upon the exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to a particular series of Dated Subordinated Debt Securities, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. Bail-in Power for purposes of notifying Holders and Beneficial Owners of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(e) The Company’s obligations to indemnify the Trustee in accordance with Section 6.07 of this Dated Subordinated Debt Securities Indenture shall survive any exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Dated Subordinated Debt Securities, but shall be subject to Section 13.02 below.

(f) The exercise of the U.K. Bail-in Power by the Relevant U.K. Resolution Authority with respect to the Dated Subordinated Debt Securities shall not constitute an Event of Default.

Section 13.02 Parties’ Acknowledgement with respect to Treatment of BRRD Liabilities.

Notwithstanding and to the exclusion of any other term of this Dated Subordinated Debt Securities Indenture, any supplemental indenture hereto or any other agreements, arrangements, or understanding between the parties, the Trustee acknowledges and accepts that a BRRD Liability arising under this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto may be subject to the exercise of U.K. Bail-in Powers by the Relevant U.K. Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of U.K. Bail-in Powers by the Relevant U.K. Resolution Authority in relation to any BRRD Liability that (without limitation) may include and result in any of the following, or some combination thereof:

(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Company or another person, and the issue to or conferral on the other party of such shares, securities or obligations;

(C) the cancellation of the BRRD Liability; or

(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii) the variation of the terms of this Dated Subordinated Debt Securities Indenture or any supplemental indenture hereto, as deemed necessary by the Relevant U.K. Resolution Authority, to give effect to the exercise of U.K. Bail-in Powers by the Relevant U.K. Resolution Authority.

For these purposes:

“BRRD Liability” means a liability of the Company to the Trustee under this Dated Subordinated Debt Securities Indenture and any supplemental indenture hereto in respect of which U.K. Bail-in Powers may be exercised.

Article 14

SUBSEQUENT HOLDERS’ AGREEMENT

Section 14.01 Subsequent Holders’ Agreement.

Each Holder and Beneficial Owner of Dated Subordinated Debt Securities that acquires Dated Subordinated Debt Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions set forth in this Dated Subordinated Debt Securities Indenture and any supplemental indenture hereto and/or any Officer’s Certificate and/or amendment hereto adopted pursuant to Section 3.01 hereof to the same extent as the Holders and Beneficial Owners of the Dated Subordinated Debt Securities that acquire the Dated Subordinated Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Dated Subordinated Debt Securities, including in relation to the provisions contained in Section 5.03, Section 5.04(d), Section 12.01 and Section 13.01 of the Dated Subordinated Debt Securities Indenture

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Trustee have caused this Dated Subordinated Debt Securities Indenture to be duly executed, all as of the day and year first above written.

BARCLAYS PLC,
as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee, Paying Agent and Dated Subordinated Debt Security Registrar

By:
Name:
Title: